EX-99.77O - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
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Name of Fund:  Goldman Sachs Concentrated International Equity Fund

Name of Underwriter Purchased From:  UBS AG

Names of Underwriting Syndicate Members: UBS; Morgan Stanley; Goldman Sachs International; BNP; J.P. Morgan

Name of Issuer:  UBS AG

Title of Security:  UBS LN

Date of First Offering:  05/29/2008

Dollar Amount Purchased:  $1,245,688.91 (USD)

Number of Shares Purchased:  61,803 rights

Price Per Unit:  21 (CHF)

Resolution Approved:  Approved at the August 14, 2008 Board Meeting*.


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Name of Fund:  Goldman Sachs Emerging Markets Equity Fund

Name of Underwriter Purchased From:  JPMorgan Cazenove Ltd.

Names of Underwriting Syndicate Members: Morgan Stanley & Co. International plc; Goldman Sachs International; JPMorgan Cazenove Ltd.; Citigroup Global Markets Ltd.

Name of Issuer:  New World Resources BV

Title of Security:  NWR:LN

Date of First Offering:  05/06/2008

Dollar Amount Purchased:  $15,008,381

Number of Shares Purchased:  569,200

Price Per Unit:  1,325 pence ($26)

Resolution Approved:  Approved at the August 14, 2008 Board Meeting*.


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Name of Fund:  Goldman Sachs Concentrated Emerging Markets Equity Fund

Name of Underwriter Purchased From:  JPMorgan Cazenove Ltd.

Names of Underwriting Syndicate Members: Morgan Stanley & Co. International plc; Goldman Sachs International; JPMorgan Cazenove Ltd.; Citigroup Global Markets Ltd.

Name of Issuer:  New World Resources BV

Title of Security:  NWR:LN

Date of First Offering:  05/06/2008

Dollar Amount Purchased:  $

Number of Shares Purchased:

Price Per Unit:  1,325 pence ($26)

Resolution Approved:  Approved at the August 14, 2008 Board Meeting*.


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Name of Fund:  Goldman Sachs Balance Fund

Name of Underwriter Purchased From:  Smith Barney

Names of Underwriting Syndicate Members: Citigroup Global Markets Inc.; Banc of America Securities LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Daiwa Securities America Inc.; ING Financial Markets LLC; Piper Jaffray & Co.; Scotia Capital (USA) Inc.

Name of Issuer:  Simon Property Group, L.P.

Title of Security:  $800,000,000 6.125% Notes due 2018

Date of First Offering:  05/12/2008

Dollar Amount Purchased:  $124,857.50

Number of Shares Purchased:  125,000

Price Per Unit:  99.886%

Resolution Approved:  Approved at the August 14, 2008 Board Meeting*.


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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Lehman Brothers

Names of Underwriting Syndicate Members: Goldman, Sachs & Co.; JP Morgan; Lehman Brothers; Merrill Lynch.

Name of Issuer:  Telecom Italia Capital

Title of Security:  $1,000,000,000 7.721% Senior Notes due 06/04/2038

Date of First Offering:  05/28/2008

Dollar Amount Purchased:  $150,000

Number of Shares Purchased:  150,000

Price Per Unit:  100

Resolution Approved:  Approved at the August 14, 2008 Board Meeting*.


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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:

Names of Underwriting Syndicate Members: Barclays Capital Inc.; Greenwich Capital Markets, Inc.; J.P. Morgan Securities Inc.; Morgan Stanley & Co. Incorporated; Banc of America Securities LLC; Lehman Brothers Inc.; RBC Capital Markets Corporation; BMO Capital Markets Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; HSBC Securities (USA) Inc.; Standard Chartered Bank; TD Securities (USA) LLC; UBS Securities LLC; Wachovia Capital Markets, LLC

Name of Issuer:  Thomson Reuters Corporation

Title of Security:  US$1,000,000,000 6.50% Notes due 2018

Date of First Offering:  06/17/2008

Dollar Amount Purchased:  $148,626

Number of Shares Purchased:  150,000

Price Per Unit:  99.498

Resolution Approved:  Approved at the August 14, 2008 Board Meeting*.


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*Resolution adopted at the Meeting of the Board of Trustees on August 14, 2008:

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended June 30, 2008 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.